SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2005

VENTIV HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-30318 52-2181734 ------------------------------------- ------------------------------------ (Commission File Number) (I.R.S. Employer Identification No.)

VANTAGE COURT NORTH
200 COTTONTAIL LANE
SOMERSET, NEW JERSEY 08873
(Address of Principal Executive offices) (Zip Code)

(800) 416-0555
(Registrant's Telephone Number, Including Area Code

N/A
(Former Name or Former Address, if changed Since Last Report)

VENTIV HEALTH, INC.
CURRENT REPORT ON FORM 8-K

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 9, 2005, Ventiv Health, Inc. (“Ventiv”) announced the appointment of Per G.H. Lofberg and Mark Jennings to its Board of Directors. Ventiv also announced that Fred Drasner is stepping down from the Board after five years of service to pursue several new ventures. These changes are effective February 8, 2005, and increase the size of Ventiv’s Board to seven members. The press release issued by Ventiv on February 9, 2005 announcing these changes is attached as Exhibit 99.1 to this report. In addition, Mr. Lofberg will replace Mr. Drasner on the Board of Director’s Compensation Committee and Mr. Jennings will replace A. Clayton Perfall on the Board’s Nominating and Corporate Governance Committee.

Item 9.01 Financial Statements and Exhibits

(c) The following document is filed as an exhibit to this report:

Exhibit No.     Description

 99.1         Press release, dated February 9, 2005, of Ventiv Health, Inc. announcing new Board members

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTIV HEALTH, INC.

By: /s/ John R. Emery -------------------------------------------- Date: February 11, 2005 Name: John R. Emery Title: Chief Financial Officer (Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release, dated February 9, 2005, of Ventiv Health, Inc. announcing new Board members